                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:
[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            SURGE COMPONENTS, INC.
               (Name of Registrant as Specified In Its Charter)

                                     None
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)      Title of each class of securities to which transaction applies:

       (2)      Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

       (4)      Proposed maximum aggregate value of transaction:

       (5)      Total fee paid:

[ ]    Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)      Amount previously paid:

       (2)      Form, Schedule or Registration Statement No.:

       (3)      Filing Party:

       (4)      Date Filed:

------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                            SURGE COMPONENTS, INC.
                             1016 Grand Boulevard
                              Deer Park, NY 11729
                                (516) 595-1818

                   Notice of Annual Meeting of Shareholders
                                  to be held
                                 July 6, 1998

To the Shareholders of Surge Components, Inc.:

         You are cordially invited to attend the Annual Meeting of the Shareholders (the "Annual Meeting") of Surge Components, Inc. (the "Company"), which will be held at the headquarters of the Company, 1016 Grand Boulevard, Deer Park, New York 11729 at 10:00 a.m., Eastern Standard Time, on July 6, 1998, to consider and act upon the following matters:

         (1) The election of four (4) members to the Board of Directors to hold office for a one-year term or until their successors are duly elected and qualified. The persons nominated by the Board of Directors (Messrs. Ira Levy, Steven J. Lubman, David Siegel and Mark Siegel) are described in the accompanying Proxy Statement.

         (2) To approve the amendment of the Company's 1995 Stock Option Plan to increase the number of shares included therein from 350,000 to 850,000.

         (3) To ratify the appointment of Seligson & Giannattasio, LLP, as the Company's auditors for the fiscal year ending November 30, 1998.

         (4) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of record at the close of business on May 20, 1998, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

         A list of shareholders entitled to vote at the Annual Meeting will be open to examination by any shareholder, for any purpose germane to the meeting, at the offices of the Company, 1016 Grand Boulevard, Deer Park, New York 11729, during ordinary business hours for ten days prior to the Annual Meeting. Such list shall also be available during the Annual Meeting.



Dated:   Deer Park, New York
                June 9, 1998
                                           By order of the Board of Directors,



                                           Steven J. Lubman, Secretary

         Whether or not you expect to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card and return it without delay in the enclosed postage prepaid envelope. Your proxy will not be used if you are present and prefer to vote in person or if you revoke the proxy.

                            SURGE COMPONENTS, INC.
                             1016 Grand Boulevard
                              Deer Park, NY 11729
                                (516) 595-1818


                                Proxy Statement

                        Annual Meeting of Shareholders

                                 July 6, 1998

         These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Surge Components, Inc., a New York corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company and for any adjournment or adjournments thereof (the "Annual Meeting"), to be held at the headquarters of the Company, 1016 Grand Boulevard, Deer Park, New York at 10:00 a.m., Eastern Standard Time, on July 6, 1998, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. A Board of Directors' proxy (the "Proxy") for the Annual Meeting is enclosed, by means of which you may indicate your votes as to each of the proposals described in this Proxy Statement.

         All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the shareholder's instructions contained in such Proxy. The affirmative vote by holders of a majority of the votes cast by holders of the Company's shares of common stock, $.001 par value (the "Common Stock"), the only shares of the Company entitled to vote at the Annual Meeting, is required for the election of Directors and by a majority of the shares present at the Annual Meeting, on the proposals to amend the 1995 Stock Option Plan and to approve the selection of auditors. In the absence of contrary instructions, shares represented by such Proxy will be voted "FOR" the election of the nominees for Directors as set forth herein (Proposal 1), "FOR" approving the increase in the number of shares of Common Stock of the Company included in the Company's 1995 Stock Option Plan (Proposal 2) and "FOR" ratification of the appointment of the Company's auditors for the fiscal year ending November 30, 1998 (Proposal 3). Shares represented by proxies which are marked "abstain" for any Proposal on the proxy card and proxies which are marked to deny discretionary authority on all other matters will not be included in the vote totals, and therefore will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

         The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter shall come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matter in accordance with their best judgment.

         A shareholder may revoke his Proxy at any time before it is exercised by filing with the Secretary of the Company at its executive offices in Deer Park, New York, either a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person. All costs of this solicitation are to be borne by the Company.


         The Company has fixed May 20, 1998 as the record date (the 'Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment or adjournments thereof. As of the Record Date, the Company had 4,692,673 shares of Common Stock outstanding, the only outstanding voting securities of the Company. Shareholders are entitled to one vote for each share owned upon all matters to be considered at the Annual Meeting.

         This Proxy Statement, the accompanying Notice of Meeting of Shareholders, the Proxy and the 1997 Annual Report to Shareholders for the year ended November 30, 1997, are expected to be mailed commencing on or about June 9, 1998, to shareholders of record on the Record Date.


                 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of the Record Date, certain information concerning those persons known to the Company, based on information obtained from such persons, with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, hereinafter referred to as the "Exchange Act") of Common Stock by
(i) each person known by the Company to be the owner of more than 5% of the outstanding Common Stock, (ii) each nominee and Director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all Executive Officers and Directors as a group:


Name and Address                                 Amount and Nature of                       Percentage of
of Beneficial Owner(1)                         Beneficial Ownership(2)                  Common Stock owned(3)
----------------------                         -----------------------                  ---------------------

Ira Levy                                          330,000(4)                                      6.9%
Steven J. Lubman                                  330,000(5)                                      6.9%
David Siegel                                       10,000(6)                                      (8)
Mark Siegel                                        31,887(6)                                      (8)


All directors and executive officers
as a group (4 persons)                            701,887(7)                                     14.4%

---------------


(1) The business address of each person is Surge Components, Inc., 1016 Grand Boulevard, Deer Park, New York 11729.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.


(3) Based on 4,692,673 shares issued and outstanding as of May 20, 1998.


(4) Includes 75,000 shares issuable upon exercise of currently exercisable stock options. Includes shares of Common Stock held by Mr. Levy which are subject to certain voting and transfer restrictions pursuant to a Stock Purchase Agreement made by and between Mr. Lubman and Mr. Levy. See "Certain Relationships and Related Transactions."

(5) Includes 75,000 shares issuable upon exercise of currently exercisable stock options. Includes shares of Common Stock held by Mr. Lubman which are subject to certain voting and transfer restrictions pursuant to a Stock Purchase Agreement made by and between Mr. Levy and Mr. Lubman. See "Certain Relationships and Related Transactions."

(6) Includes 10,000 shares issuable upon exercise of currently exercisable options.

(7) Includes 170,000 shares issuable upon exercise of currently exercisable options.

(8) Represents less than one percent ownership.

Proposal 1.
                             ELECTION OF DIRECTORS

         The Company's Board of Directors is comprised of four Directors. The Board of Directors has nominated Ira Levy, Steven J. Lubman, David Siegel and Mark Siegel, each of whom currently serves as a Director for election as Directors at the Annual Meeting, to hold office, subject to the provisions of the Company's By-laws, for a one-year term, or until their successors are duly elected and qualified. It is intended that the accompanying form of Proxy will be voted FOR the election as Directors of the four (4) nominees named above, unless the Proxy contains contrary instructions. Proxies which direct the Proxy holders to abstain and do not direct the Proxy holders to vote for or withhold authority in the matter of electing Directors will be voted for the election of the four (4) Directors named below. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

         Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.

         Set forth is certain information, as of the Record Date, concerning each nominee.

         Name                  Age     Positions
         ----                  ---     ---------

         David Siegel(1)     72        Chairman of the Board
         Ira Levy            41        President and Director
         Steven J. Lubman    42        Vice President, Principal Financial
                                       Officer, Secretary and Director
         Mark Siegel(1)      43        Director
         -----------
         (1)      Member of the Audit Committee and the Compensation Committee.

DIRECTORS AND EXECUTIVE OFFICERS


         David Siegel has served as Chairman of the Board of Directors of the Company since 1983. Mr. Siegel also serves on the Boards of Directors of Kent Electronics Corp. and Micronetics Corp., both of which are publicly owned companies. David Siegel is the father-in-law of Ira Levy and the father of Mark Siegel.


         Ira Levy has served as President of the Company and a Director since its inception on November 24, 1981. From 1976 to 1981, Mr. Levy was employed by Capar Components Corp. ("Capar"), an importer and supplier of capacitor and resistor products.

         Steven J. Lubman has served as Vice President, Principal Financial Officer, Secretary and a Director of the Company since its inception on November 24, 1981. From 1975 to 1981, Mr. Lubman was employed by Capar.

         Mark Siegel has served as a Director of the Company since October 1996. Since 1985, Mr. Siegel has been the President of Mark Siegel Inc., d/b/a Great American Electronics Corp., an electronics parts distributor. Mark Siegel is the son of David Siegel.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION FOR THE NOMINEES NAMED ABOVE (PROPOSAL 1).

Committees and Meetings of the Board of Directors


         The Company held three meetings of the Board of Directors during the fiscal year ended November 30, 1997 and took other action by unanimous written consent in lieu of a meeting. David Siegel and Mark Siegel serve on the Company's Audit and Compensation Committees. The Compensation Committee reviews and approves the compensation to be paid to certain officers of the Company. David Siegel currently receives $750 per month in recognition for his service to the Board of Directors as a member and President of the Audit and Compensation Committees. Mark Siegel currently receives $500 per month for serving on the Audit and Compensation Committees. Each outside director also receives reimbursement of expenses incurred on behalf of the Company, as well as options from time to time, at the discretion of the Board of Directors. On January 8, 1997, Mark Siegel and David Siegel were each granted 10,000 shares of Common Stock exercisable at $3.50 per share in recognition of their service on the Board of Directors, all of which vested immediately. These options were re-granted on June 30, 1997 at an exercise price of $1.25 per share. No member of the Board of Directors attended, in person or telephonically, fewer than 75% of the total number of meetings of the Board and committees thereof upon which he served during the fiscal year ended November 30, 1997.


         The Company's Managing Underwriter, Maidstone Financial, Inc. ("Maidstone") has the right during the three-year period ending July 31, 1999, in its sole discretion, to designate one person for election as a director, or alternatively to designate an individual to serve as a non-voting advisor to the Company's Board of Directors. The Company's officers, directors and their affiliates, have agreed to vote their Common Stock in favor of such designee. The underwriter has not exercised its right to designate such a person.

Executive Compensation

                          Summary Compensation Table

         The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during the fiscal year ended November 30, 1997 ("Fiscal 1997"), the fiscal year ended November 30, 1996 ("Fiscal 1996") and the fiscal year ended November 30, 1995 ("Fiscal 1995") by those persons who served as Chief Executive Officer and any Named Executive Officer who received compensation in excess of $100,000 during such years.


                                                                                                          Long-Term
                                         Annual Compensation                                             Compensation
                                                                                     Other Annual            Shares
Name and                                           Salary            Bonus           Compensation          Underlying
Principal Position              Year                ($)               ($)               ($)(1)             Options(#)
------------------              ----               -----             -----             --------           -----------

Ira Levy..................      1997          $197,500         $52,325                     0                    0
President and CEO               1996          $137,116         $107,500                    0                    0
                                1995          $143,500         $103,600                    0                    0

Steven J. Lubman..........      1997          $199,000         $53,565                     0                    0
Vice President                  1996          $128,742         $107,500(1)                 0                    0
                                1995          $162,845         $103,600(1)                 0                    0

--------------

(1) The above compensation figures do not include the cost to the Company of the use of automobiles leased by the Company, the cost to the Company of benefits, including premiums for life insurance and any other perquisites provided by the Company to such persons in connection with the Company's business all of which does not exceed the lesser of $50,000 or 10% of such person's annual salary and bonus.

Option Grants in Last Fiscal Year

         The table below includes the number of stock options granted to the executive officers named in the Summary Compensation Table during Fiscal 1997 and exercise information.


                                        Individual Grants
                                        -----------------
                         Number of               Percent of
                         Securities              Total Options
                         Underlying              Granted to
                         Options                 Employees in            Exercise                 Expiration
Name                     Granted(#)              Fiscal Year             Price ($/sh)             Date
----                     ----------              -----------             ------------             ----
Ira Levy                 25,000                    9.1%                  $1.25                    6/29/02
                         50,000                   18.1%                  $1.53                    10/27/02
Steven J. Lubman         25,000                    9.1%                  $1.25                    6/29/02
                         50,000                   18.1%                  $1.53                    10/27/02


Aggregated Option Exercises in Last Fiscal Year and FY End Option Values

         The table below includes information regarding the value realized on option exercises and the market value of unexercised options held by the executive officers named in the Summary Compensation Table during Fiscal 1997.


                                                                                                         Value of
                                                                                Number of              Unexercised
                                                                               Unexercised             In-The-Money
                                 Shares                                          Options                 Options
                                Acquired                                      at FY-End(#)             at FY-End($)
                                   on                     Value               Exercisable/             Exercisable/
         Name                 Exercise (#)            Realized ($)            Unexercisable           Unexercisable
         ----                 ------------            ------------            -------------           -------------
         None


Directors Compensation

         Directors currently receive no compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. David Siegel currently receives $750 per month in recognition for his service to the Board of Directors as a member and President of the Audit and Compensation Committees. Mark Siegel currently receives $500 per month for serving on the Audit and Compensation Committees. Each outside director also receives reimbursement of expenses, as well as options from time to time, at the discretion of the Board of Directors. On January 8, 1997, Mark Siegel and David Siegel were each granted 10,000 shares of Common Stock exercisable at $3.50 per share in recognition of their service on the Board of Directors, all of which vested immediately. On June 30, 1997, these options were re-granted with an exercise price of $1.25.

Employment Agreements

         The Company entered into Employment Agreements (the "Agreements") dated as of February 1, 1996 with Ira Levy, President, and Steven J. Lubman, Vice President. The Agreements provide that Messrs. Levy and Lubman shall devote all of their business time to the Company, each in consideration of an annual salary of $200,000 for the five-year period commencing on July 31, 1996. Bonuses to Messrs. Levy and Lubman are to be based upon the performance of the Company and determined at the discretion of the Board of Directors. Their salaries may be increased annually during the term of their employment at the discretion of the Board of Directors (or a Compensation Committee). Their Agreements provide that during the term of employment with the Company and for a period of one year following termination of employment, Messrs. Levy and Lubman are prohibited from engaging in activities which are competitive with those of the Company. The Agreements further provide that in the event of a change of control, where Ira Levy or Steven J. Lubman is not elected to the Board of Directors of the Company and/or is not elected as an officer of the Company and/or there has been a change in the ownership of at least 25% of the issued and outstanding stock of the Company, and such issuance was not approved by either Ira Levy or Steven J. Lubman, then the non-approving person(s) may elect to terminate his employment contract and receive 2.99 times his annual compensation (or such other amount then permitted under the Internal Revenue Code without an excess penalty), in addition to the remainder of his compensation under his existing employment contract.

         The Company has agreements with independent representatives who receive commissions of 5% on the net amount of invoices rendered by the representative after all trade discounts, freight, transportation allowances, sales taxes, insurance and the like have been deducted. The representatives agree to not represent any person or entity manufacturing or selling products which are competitive with products and services sold by the Company throughout the term of the agreement. The agreements continue unless terminated by written notice by either party or the agreement is breached by either party.

Stock Option Plan

         In January 1996 the Company adopted and in February 1996 the shareholders ratified, the 1995 Employee Stock Option Plan (the "Option Plan"). The Option Plan currently provides for the grant of options to qualified employees (including officers and directors) of the Company, employees of the Company's subsidiary, independent contractors, consultants and other individuals to purchase an aggregate of 350,000 shares of Common Stock. The exercise price of all options must be at least 85% of fair market value of the Common Stock on the date of grant.

Stock Options

         On February 19, 1996, the Company granted five-year incentive stock options under the Option Plan to ten (10) employees to purchase an aggregate of 86,000 Common Stock. The options became effective on July 31, 1996 and were exercisable at $3.20 per share of Common Stock and vest in either 25% increments at the end of each of the first four years from July 31, 1996 or in 50% increments at the end of each of the first two years from July 31, 1996. On June 30, 1997, the Company re-granted these options at an exercise price of $1.25 per share, with the same vesting terms and a termination date of June 30, 2002. The Company also granted five-year non-qualified stock options under the Option Plan to seven (7) persons with whom the Company has a business relationship, to purchase an aggregate of 60,000 shares of Common Stock. These options become effective on July 31, 1996 and are exercisable at $3.20 per share and vest in 25% increments at the end of each of the first four years from July 31, 1996.

         On January 8, 1997, the Company granted Tsung-Ming Chen and Gerald Schimmel, the Quality Assurance Director of Marketing, and the then National Sales Manager, respectively, each 20,000 options, or an aggregate of 40,000 options subject to the vesting schedule specified in the agreements, at an exercise price of $3.50 per share. These options were re-granted on June 30, 1997 at an exercise price of $1.25 per share and the same vesting schedule. On

January 8, 1997, Mark Siegel and David Siegel, non-officer directors, were each granted 10,000 options exercisable at $3.50 per share in recognition of their service on the Board of Directors, all of which vested immediately. These options were re-granted on June 30, 1997 at an exercise price of $1.25 per share. On June 30, 1997, Ira Levy and Steven J. Lubman, officers and directors, were each granted 25,000 options at an exercise price of $1.25, and on October 28, 1997 each were granted 50,000 options at an exercise price of $1.53.


Certain Relationships and Related Transactions

         The Company has entered into five-year employment agreements with Ira Levy, President, and Steven J. Lubman, Vice President, effective July 31, 1996 at an annual salary of $200,000. These agreements contain non-competition provisions and the payment of "golden parachutes" in the event of a change in control of the Company, as defined.

         The Company's executive offices and warehouse facility are leased from Great American Realty of Deer Park Co., a company whose stock is owned 33 1/3 % each by Ira Levy and Steven J. Lubman, officers of the Company and Mark Siegel, a Director. The monthly rental was $4,598 and $5,078 during 1996, and 1997, respectively increasing at 5% per annum during the term of the lease which expires on December 31, 1998.

         Ira Levy and Steven J. Lubman entered into a Stock Purchase Agreement in March 1992 which relates to their respective share ownership in the Company. Pursuant to the agreement, Messrs. Levy and Lubman each agreed to vote their shares, for as long as the other party continues to own voting shares of the Company, in such manner to elect each of them as a director of the Company. Furthermore, in the event of the death of either Messrs. Levy or Lubman, the survivor shall buy the decedent's shares of the Company. The purchase shall be funded through the use of life insurance policies held by Messrs. Levy and Lubman which name the other party as beneficiary. In addition, the agreement grants Messrs. Levy and Lubman a right of first refusal to purchase each other's shares in the event of disability, retirement or sales to third parties at an agreed upon price.

         On January 8, 1997, Mark Siegel and David Siegel , non-officer directors, were each granted 10,000 shares of Common Stock exercisable at $3.50 per share in recognition of their service on the Board of Directors, all of which vested immediately. These options were re-granted on June 30, 1997, at an exercise price of $1.25 per share. On June 30, 1997, Ira Levy and Steven
J. Lubman, officers and directors, were each granted options to purchase 25,000 shares of common stock at an exercise price of $1.25 per share, and on October 28, 1997 each were granted 50,000 options at an exercise price of $1.53 per share.

         The Company believes that the terms of each of the foregoing transactions were no less favorable to the Company than could have been obtained from non-affiliated third parties, although no independent appraisals were obtained. Future transactions with affiliates of the Company, if any, will be on terms believed by the Management to be no less favorable than are available from unaffiliated third parties and will be approved by a majority of disinterested directors.

Proposal 2                Amendment of the Company's Stock Option Plan

         At the Annual Meeting, Shareholders will be asked to ratify amendments to the Company's 1995 Employee Stock Option Plan ("1995 Option Plan") to increase the number of shares available to be granted thereunder from 350,000 to 850,000.


         The 1995 Option Plan provides for the grant of options to qualified employees (including officers) and directors of the Company, employees of Company subsidiaries, independent contractors, consultants and other individuals. The Company currently employs approximately 18 persons and has two outside directors. The closing price of the Common Stock on May 20, 1998 was $1.46 per share.

Summary of 1995 Option Plan

         The following discussion, which summarizes certain provisions of the 1995 Option Plan, as amended, is qualified in its entirety by reference to the text of the 1995 Option Plan. Copies of the 1995 Option Plan are available for examination at the Securities and Exchange Commission and at the principal executive offices of the Company at 1016 Grand Boulevard, Deer Park, New York 11729.

Eligibility for Participation

         Under the 1995 Option Plan, incentive stock options ("ISOs'") as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or ISOs in tandem with Stock Appreciation Rights ("SARs") which are subject to the requirements set forth in Temp. Reg. Section 14a.422A-1, A-39 (a)-(e), may be granted, from time to time, to officers and other employees of the Company and its subsidiaries. Non-Qualified Stock Options ("NQSOs"), not intended to qualify under Section 422(b) of the Code, may also be granted under the 1995 Option Plan to employees, officers and directors of the Company and its subsidiaries, as well as independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development of the Company's business ("Participants").

Administration

         The 1995 Option Plan is to be administered by the Board of Directors or by the Stock Option Committee of the Board of Directors (referred to below as the "Committee"), which may not contain fewer than two non-employee directors (as defined in Rule 16b-3 promulgated under Section 16 of the Exchange Act). The Board of Directors or the Committee has the authority, in its discretion, to determine the persons to whom options shall be granted, the character of such options, the manner of exercising and making payment for shares of Common Stock and the number of shares of Common Stock to be subject to each option. It is the intention of the Company that the 1995 Option Plan shall comply in all respects with Rule 16b-3. Compliance with Rule 16b-3 generally allows a Section 16(b) Participant to avoid the effect of the "short-swing" profit rules of Section 16(b) with respect to the exercise and sale of the shares underlying the Options.

Terms of Options

         The terms of Options granted are to be determined by the Board of Directors or the Committee. Options must be granted within ten years from the date the 1995 Option Plan was adopted. Each Option is to be evidenced by a stock option agreement between the Company and the Participant, and is subject to the following additional terms and conditions:

         (a) Exercise of the Option. The Board of Directors or the Committee shall determine the time periods during which Options may be exercised. Options will be exercisable in whole or in part at any time prior to expiration, but may not expire later than ten years from the date of grant. If an ISO or an SAR granted in tandem with an ISO is granted to an individual who, immediately before the grant owns directly, or through attribution, more than 10% of the total combined voting power of all classes of capital stock of the Company or a subsidiary or parent of the Company, such ISO or SAR granted in tandem with an ISO shall not be exercisable after the expiration of five years from the date of grant. An Option is exercised by the Participant's giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company in cash or certified check, or, at the discretion of the Board of Directors or the Committee, by delivery of shares of Common Stock having a fair market value equal to the option price or the delivery of a promissory note or by a combination of the above forms of payment. The ability to pay the option exercise price in shares of Common Stock may enable a Participant to engage in a series of successive stock-for-stock exercises of an Option and thereby fully exercise an Option with little or no cash investment.

         (b) Option Price. The option price of an NQSO or an SAR in tandem with an NQSO granted pursuant to the 1995 Option Plan is determined by the Board of Directors or the Committee in its sole discretion. In no event may the option price of an ISO be less than the fair market value on the date of grant. The fair market value of an ISO shall be determined by the Board of Directors or the Committee and, if the Common Stock is listed on a national securities exchange or traded in the over-the-counter market, the fair market value shall be the closing price on such exchange, or the mean of the reported bid and asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ, the OTC Bulletin Board or the National Quotation Bureau, Incorporated, as the case may be, on such date. ISOs or SARs granted in tandem with ISOs to holders of more than 10% of the Company's Common Stock are subject to the additional restriction that the option price must be at least 110% of the fair market value of the Company's Common Stock on the date of grant.

         (c) Vesting. The Board of Directors or the Committee will determine the time or times the Options become exercisable. The 1995 Option Plan provides, however, that with respect to holders of more than 10% of the Common Stock, such Options must become fully exercisable initially not later than five years from the date of grant, and no less than 20% of the shares subject to an Option must become exercisable in each of the first five years of the Option until fully exercisable.

         (d) Termination of Employment, Death, Disability. Except as provided in the 1995 Option Plan, upon termination of employment with the Company for any reason other than cause or death or disability of the Participant, a Participant may exercise its ISOs at any time within three months after the date of such termination. Other Options are not extinguished by termination without cause. Any Options granted under the 1995 Option Plan shall immediately terminate in the event the Participant is terminated for cause by the Company or any of its subsidiaries.

         If the holder of an Option dies while employed by the Company or a subsidiary or parent corporation of the Company or within three (3) months after the termination of such holder's employment, such Option may be exercised by a legatee or legatees of such holder under such individual's last will or by such individual's personal representatives within such time as determined by the Board of Directors or the Committee, but in no less than six months after death, in the case of ISOs, or through the end of the term otherwise.

         If the holder of an Option becomes disabled within the definition of
Section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation of the Company, such Option may be exercised at any time within six months after termination of such holder's employment due to the disability.

         No Option may in any event be exercised after the original expiration date of the Option.

         (e) Nontransferability of ISOs. Any option granted under the 1995 Plan shall be nontransferable and non-assignable except by will or the laws of intestacy, and is exercisable during the lifetime of the Participant only by the Participant, or in the event of his or her death, by a person who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant.

         (f) Maximum Number of ISOs or SARs in Tandem with ISOs Which May Be Issued. A maximum aggregate fair market value of $100,000, determined as of the time any ISO or SAR in tandem with an ISO is granted and in the manner provided in the 1995 Option Plan, may not be exceeded for any Participant as the maximum aggregate value of (A) the Common Stock with respect to which ISOs and/or SARs in tandem with ISOs granted under the 1995 Option Plan are exercisable for the first time during any calendar year, together with (B) the Common Stock with respect to which ISOs and/or SARs in tandem with ISOs granted under ISOs qualifying as such in accordance with Section 422 of the Code were granted under any other incentive stock option plan maintained by the Company or its parent or subsidiary corporations. Any options granted in excess of this limit shall be deemed to be NQSO's under the 1995 Option Plan.

         An option agreement issued under the 1995 Option Plan may contain such other terms, provisions and conditions not inconsistent therewith as may be determined by the Board of Directors or the Committee.

Termination, Modification and Amendment

         The 1995 Option Plan shall terminate ten years from the date of its adoption by the Board of Directors. No Options will be granted after termination of the 1995 Option Plan.

         The Board of Directors of the Company may terminate the 1995 Option Plan at any time prior to its expiration date or make such modifications or amendments thereto from time to time as the Board of Directors or the Committee may deem advisable. The Board of Directors or the Committee may not, however, without the approval of a majority of the then outstanding shares of the Company entitled to vote thereon, except under conditions described under "Adjustments Upon Changes in Capitalization," increase the maximum number of shares as to which Options may be granted under the 1995 Option Plan or materially change the standards of eligibility thereunder.

         No termination, modification or amendment to the 1995 Option Plan may adversely affect the terms of any outstanding Options without the consent of the holders thereof.

Adjustments Upon Changes in Capitalization

         In the event that the number of outstanding shares of Common Stock is changed by reason of recapitalization, reclassification, stock split, stock dividend, combination, exchange of shares, or the like, the Board of Directors or the Committee will make an appropriate adjustment in the aggregate number of shares of Common Stock available and reserved for issuance upon the exercise of then outstanding Options and in the exercise prices of such Options. Any adjustment in the number of shares will apply proportionately only to the unexercised portion of Options granted under the 1995 Option Plan. Fractions of shares resulting from any such adjustment shall be further adjusted to the next higher whole number of shares.

         In the event of the dissolution or liquidation of substantially all of the assets of the Company, all outstanding Options will automatically terminate, unless otherwise provided by the Board of Directors or the Committee.

Federal Income Tax Consequences

         The following discussion is only a summary of the principal Federal income tax consequences of the grant and exercise of Options and is based on existing Federal law, which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of each Participant which may substantially alter or modify the Federal income tax consequences herein discussed.


         Generally, under current law, when an Option qualifies as an ISO under Section 422 of the Code, (i) an employee will not realize taxable income either upon the grant or the exercise of the Option, (ii) the amount by which the fair market value of the shares acquired upon exercise of the Option at the time of exercise exceeds the Option price is included in determining a Participant's alternative minimum tax, (iii) any gain or loss (the difference between the net proceeds received upon the disposition of the shares and the Option Price paid therefor), upon a qualifying disposition of the shares acquired by exercise of an Option will be treated as a capital gain or loss if the shares qualify as a capital asset in the hands of the Participant, and
(iv) no deduction will be allowed to the Company for Federal income tax purposes in connection with the grant or exercise of an ISO or a qualifying disposition of shares. A disposition by an employee of shares acquired upon exercise of an ISO will constitute a qualifying disposition if the disposition occurs more than two years after the grant of the Option and more than one year after the issuance of the shares to the employee. If such shares are disposed of by the employee before the expiration of those time limits, the transfer would be a "disqualifying disposition" and the employee will typically recognize ordinary income (and the Company will receive an equivalent deduction) equal to the lesser of (i) the aggregate fair market value of the shares as of the date of exercise less the Option Price, and (ii) the amount realized on the disqualifying disposition less the Option Price. Ordinary income from a disqualifying disposition will also constitute compensation for which withholding may be required under Federal and state law. The maximum Federal tax rate on ordinary income is greater than the Federal tax rate for long-term capital gains. Proposals have been made to decrease the marginal tax rate further on certain types of capital gains. No assurance can be given as to when, if ever, new Federal tax legislation will be enacted into law, or as to the effective date of any such legislation.


         In the case of an NQSO granted under the 1995 Option Plan, generally no income is recognized by the Participant at the time of the grant of the Option assuming such NQSO does not have a readily ascertainable fair market value. The Participant generally will recognize ordinary income upon exercise of an NQSO equal to the aggregate fair market value of the shares acquired less the Option Price. Withholding may be required, and the Company will receive an equivalent deduction, subject to the provisions of Section 162(m) of the Code relating to excessive employee remuneration. Section 162(m) disallows a deduction for an employer with respect to remuneration paid in any taxable year to an executive officer named in the Summary Compensation Table in excess of $1,000,000. For purposes of determining remuneration paid, the excess of the fair market value of the Common Stock received upon exercise of an NQSO over the exercise price is considered remuneration paid in the year of exercise unless the income is considered performance-based compensation as defined in Section 162(m) and the tax regulations.


         Shares acquired upon exercise of an NQSO will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, a Participant will recognize capital gain or loss if the shares constitute a capital asset in the Participant's hands. Provided the shares are held by the Participant for more than one year prior to disposition, such gain or loss will be recognized as long-term capital gain or loss. As set forth above, the maximum federal tax rate on ordinary income is currently greater than the maximum federal tax rate on long-term capital gains. To the extent a Participant recognizes a capital loss, such loss generally may offset capital gains and up to $3,000 of ordinary income. Any excess capital loss may be carried forward indefinitely.

         The grant of an SAR is generally not a taxable event for an optionee. Upon the exercise of an SAR, however, the Optionee will recognize ordinary income in an amount equal to the amount of cash and the fair market value of any Common Stock received upon such exercise, and the Company will be entitled to a deduction equal in amount.

         The foregoing discussion is only a brief summary of the applicable Federal income tax laws as in effect on this date and should not be relied upon as being a complete treatment thereof. The Federal tax laws are complex, and they are subject to legislative changes and new or revised judicial and administrative interpretations at any time. In addition to the Federal income tax consequences described herein, a Participant may also be subject to state and/or local income tax consequences in the jurisdiction in which the Participant works and/or resides.

         The Board of Directors deems it to be in the best interests of the Company that the amendments be approved in order to give the Board of Directors or the Committee greater flexibility in awarding Participants Options affording them a stock interest with the opportunity to grow with the Company. The Board recommends a vote in favor of approval of the amendments to the 1995 Option Plan.

         The affirmative vote of the majority of shares represented and entitled to vote at the Annual Meeting is required to ratify the amendments to the 1995 Option Plan, except as described above.

         The Board of Directors Recommends Shareholders Vote "FOR" the Ratification of the Amendments to the 1995 Option Plan (Proposal 2).

Proposal 3.               Ratification of Appointment of Auditors

         The Board of Directors has appointed Seligson & Giannattasio, LLP, of White Plains, New York, to continue as the Company's auditors and to audit the books of account and other records of the Company for the fiscal year ending November 30, 1998. The Board recommends that shareholders vote "FOR" ratification of such appointment. A representative of Seligson & Giannattasio, LLP, is expected to attend the Meeting.

         The Board of Directors Recommends Shareholders Vote "FOR" the Ratification of the Appointment of Seligson Giannattasio, LLP, as the Company's Auditors (Proposal 3).

                                 OTHER MATTERS


         The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' Proxies will be voted in favor of the proposal of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's copies of such forms received or written representations from certain reporting persons that no forms were required for those persons, the Company believes that, during the time during the Company's Fiscal year ended November 30, 1997, all filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with in a timely manner.

Expenses

         The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

Shareholder Proposals

         No person who intends to present a proposal for action at a forthcoming shareholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $1,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under New York law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next annual meeting of shareholders, will be submitted timely only if the proposal has been received at the Company's executive offices no later than January 20, 1999. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next annual meeting of shareholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

         Even if the foregoing requirements are satisfied, a person may submit only one proposal of not more than 500 words with a supporting statement if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.


Request for Annual Report on Form 10-KSB

         Copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 1997, as filed with the Securities and Exchange Commission, including the financial statements (but without exhibits), can be obtained without charge by shareholders (including beneficial owners of the Company's Common Stock) upon written request to Steven J. Lubman, the Company's Secretary, Surge Components, Inc. 1016 Grand Boulevard, Deer Park, NY 11729. The Company's EDGAR filings may be found on the Worldwide Web at www.sec.gov.







                                            BY ORDER OF THE BOARD OF DIRECTORS



Deer Park, New York                         Steven J. Lubman
       June 9, 1998                         Secretary

                            SURGE COMPONENTS, INC.
                             1016 Grand Boulevard
                             Deer Park, N.Y. 11729






PROXY


         The undersigned, a holder of Common Stock of Surge Components, Inc., a New York corporation (the "Company"), hereby appoints IRA LEVY the proxy of the undersigned, with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Shareholders of the Company to be held on July 6, 1998 and any adjournments thereof, as follows:

1. The election of four members to the Board of Directors to hold office for a one-year term and until their successors are duly elected and qualified.

         [ ] FOR all nominees listed below
         [ ] WITHHOLD AUTHORITY to vote for all nominees listed below. (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT HIS OR HER NAME BELOW)

         Ira Levy, Steven J. Lubman, David Siegel and Mark Siegel




2. The ratification of the amendment to the Company's 1995 Stock Option Plan to increase the number of shares included therein from 350,000 to 850,000.

         [ ] FOR                          [ ] AGAINST               [ ] ABSTAIN

3. The ratification of the appointment of Seligson & Giannattasio, LLP, as the Company's auditors for the fiscal year ending November 30, 1998.

         [ ] FOR                          [ ] AGAINST               [ ] ABSTAIN

4. Upon such other matters as may properly come before the meeting or any adjournments thereof.

         The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FOUR DIRECTORS NAMED IN PROPOSAL 1, AND FOR THE ADOPTION OF PROPOSALS 2 AND 3, AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.


         The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated June 9, 1998 relating to the Annual Meeting.




                                                          --------------------
--------------------


                                                          --------------------
--------------------


                                                          --------------------
--------------------
                                                Signature(s) of Shareholders(s)

         The signature(s) hereon should correspond exactly with the name(s) of the Shareholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.

Date: ___________, 1998

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                            SURGE COMPONENTS, INC.

                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                     PROMPTLY USING THE ENCLOSED ENVELOPE.